AMENDMENT TO THE
                              DECLARATION OF TRUST

                                       OF

                         PIONEER SHORT-TERM INCOME TRUST

         The undersigned, being at least a majority of the Trustees of Pioneer Short-Term Income Trust, a Massachusetts business Trust (the "Trust"), acting pursuant to Article VIII, Section 8.3 of the Declaration of Trust dated April 30, 1992 (the "Declaration"), do hereby amend the Declaration as follows, such amendment to become effective September 17, 1999:

1. Article I Section 1.1 of the Declaration is hereby deleted and replaced with the following:

                  Section 1.1 name. The name of the Trust created hereby is "Pioneer Limited Maturity Bond Fund" (the "Trust").


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IN WITNESS WHEREOF, the undersigned being all of the Trustees of the Trust have executed this instrument this day of September, 1999.


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/s/Mary K. Bush
---------------------------------
Mary K. Bush
As Trustee and not Individually



/s/John F. Cogan, Jr.
---------------------------------
John F. Cogan, Jr.
As Trustee and not Individually


/s/Richard H. Egdahl, M.D.
---------------------------------
Richard H. Egdahl, M.D.
As Trustee and not Individually


/s/Margaret B.W. Graham
--------------------------------
Margaret B.W. Graham
As Trustee and not Individually


/s/John W. Kendrick
--------------------------------
John W. Kendrick
As Trustee and not Individually


/s/Marguerite A. Piret
--------------------------------
Marguerite A. Piret
As Trustee and not Individually


/s/David P. Tripple
--------------------------------
David P. Tripple
As Trustee and not Individually


/s/Stephen K. West
--------------------------------
Stephen K. West
As Trustee and not Individually



--------------------------------
John Winthrop
As Trustee and not Individually